Exhibit 24.1
POWER OF ATTORNEY
  Reference is hereby made to the proposed registration by Barclays PLC (“Barclays”) under the US Securities Act of 1933, as amended (the “Securities Act”), of ordinary shares to be issued, from time to time, by Barclays (the “Shares”) pursuant to the Barclays PLC Approved and Unapproved Incentive Share Option Plans, the Barclays PLC Executive Share Award Scheme, the Barclays PLC Renewed 1986 Executive Share Option Scheme, the Barclays PLC Performance Share Plan, Barclays Group Incentive Share Plan, the Barclays Group Special Award Performance Share Plan, and the Barclays Global Investors Equity Performance Plan. Such Shares will be registered on one or more registration statements on Form S-8 (each such registration statement, a “Registration Statement”) and filed with the US Securities and Exchange Commission (the “SEC”).
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints any Director of Barclays, the Company Secretary or the Deputy Company Secretary, and each of them, with full power to act alone, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his or her name, place and stead, in any and all capacities, to sign one or more Registration Statements, any and all amendments thereto (including post-effective amendments) and any subsequent registration statement in respect of the Shares that is to be effective upon filing by Barclays pursuant to Rule 462(b) of the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together, shall constitute one instrument.

Date:	By:
Marcus Agius
Chairman (Chairman of the Board)

Date: September 25, 2008	By:	/s/ John Varley
John Varley
Group Chief Executive (Board and Executive Committee member)

Date:	By:
Robert E. Diamond Jr.
President, Barclays PLC and CEO of Investment Banking and Investment Management (Board and Executive Committee member)

Date: September 25, 2008	By:	/s/ Christopher Lucas
Christopher Lucas
Group Finance Director (Board and Executive Committee member)

Date: September 25, 2008	By:	/s/ Frederik Seegers
Frederik Seegers
Chief Executive, Global Retail and Commercial Banking (Board and Executive Committee member)

Date:	By:
David Booth
Non-executive Director (Board member)

Date: September 25, 2008	By:	/s/ Richard Broadbent
Sir Richard Broadbent
Senior Independent Director (Board member)

Date: September 25, 2008	By:	/s/ Richard Leigh Clifford
Richard Leigh Clifford, AO
Non-executive Director (Board member)

Date: September 25, 2008	By:	/s/ Fulvio Conti
Fulvio Conti
Non-executive Director (Board member)

Date: September 25, 2008	By:	/s/ Sandra Dawson
Professor Dame Sandra Dawson
Non-executive Director (Board member)

Date: September 25, 2008	By:	/s/ Andrew Likierman
Sir Andrew Likierman
Non-executive Director (Board member)

Date:	By:
Sir Michael Rake
Non-executive Director (Board member)

Date: September 25, 2008	By:	/s/ Nigel Rudd
Sir Nigel Rudd
Deputy Chairman (Board member)

Date:	By:
Stephen Russell
Non-executive Director (Board member)

Date: September 25, 2008	By:	/s/ John Sunderland
Sir John Sunderland
Non-executive Director (Board member)

Date: September 25, 2008	By:	/s/ Patience Wheatcroft
Patience Wheatcroft
Non-executive Director (Board member)

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